UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                 August 31, 2007

                                -----------------

                               MY QUOTE ZONE, INC.

             (Exact name of registrant as specified in its charter)


    NEVADA                          000-51224                    56-2504276
    ------                          ---------                    ----------
(State or Other             (Commission File Number)           (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)

             4F Jia De Plaza, No. 118 Qing Chun Road, Hangzhou City,
                      Zhejiang Province, P.R. China 310000.
          (Address of Principal Executive Offices, including Zip Code)

                                86 571 8722 0222
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officers, Appointment of Principal Officers

Resignation of Officer

      Effective upon the close of business of August 31, 2007, Hui Ping Cheng resigned as President, Chief Executive Officer and Chief Financial Officer of My Quote Zone, Inc. (the "Company").

Appointment of Officers

      At August 31, 2007, our sole director, Hui Ping Cheng, appointed (i) Zheng Ying to the position of Chief Executive Officer, (ii) Zhongzhi Yu to the position of Secretary and (iii) Yanbin Wang to the position of Chief Financial Officer (the "New Officers"), which appointments became effective upon the close of business of August 31, 2007.

      Set forth below is information concerning the New Officers and their business experience:

            Name                      Age              Position
            ----                      ---              --------
            Zheng Ying                40               Chief Executive Officer
            Yanbin Wang               37               Chief Financial Officer
            Zhongzhi Yu               35               Secretary

Zheng Ying, Chief Executive Officer

      Mr. Ying graduated with a degree in Architecture from Tianjin University in 1989. From 1989 to 2002, Mr. Ying worked in different real estate construction companies and accumulated outstanding experience related to the architecture and home decoration industry. From April 2002 to October 2005, he became the Chief Executive Officer of Tianjin Xinye Real Estate Developing Company Limited. He was responsible for the company business strategy development, coordinating different departments working task, in charge of many real estate projects funding, construction, designing and market promotion. From November 2005 until August 2007, Mr. Ying served as Chief Executive Officer in Tianjin Yufeng Investment Company, and he managed the development and operation of many construction projects. During year 2005 and 2006, Mr. Ying also served as a consultant to Tianjin Kong Harbor Logistics Company Limited. With more than 20 years in the field, Mr. Ying possesses experiences in building's exterior and interior decoration, research and development, management, international trade negotiations discussion and business relations.

Yanbin Wang, Chief Financial Officer

      Mr. Wang graduated with a degree in accounting from Shandong Industrial Technology College in 1992. In 2002, Mr. Wang got his master degree in accounting from Beijing Technology and Business University. Mr. Wang is a senior executive with extensive hands-on experience in financial planning, accounting, business leadership and management. He worked in China Industrial and Commercial Bank (Shandong Branch) from 1994 to 1999, accumulated excellent experience related to bank's finance and developed communication network with governments and logistics partnership with top valuable clients. Mr. Wang joined China Potevio Group Co., Ltd since 2002 until August 2007. He has been working with board of directors, banks and attorneys regarding the company internal structure transformation. Responsibilities include financial planning and analysis, business expansion and startups, crisis management, transformation coordination, capital re-composition. He has directed many Potevio Group's operational subsidiaries restructuring project: re-combined different departments' capital resource; re-placed over 12000 employees in different departments; coordinated works and negotiated with governments, banks, creditors, investors and agents regarding the merger and acquisition of the business; drove the operational planning and successful execution for new departments.

Zhongzhi Yu, Secretary

      Mr. Yu was a manager in the marketing department in Guangdong Midea Group Co., Ltd., from 1999 to 2001. He was responsible for setting up a sales network, marketing and developing the northeast market in China. From 2002 to 2004, he served as a director of marketing department of Ningbo Boer Group Co., Ltd. Since 2004, Mr. Yu has been the Vice President of Beijing Huada Tianying Environment Protection Technology Co., Ltd. He leaded operations and strategic direction with full responsibility for bottom-line factors, including long-range planning, business account management, merger and acquisition; cross-functional management in financial department, marketing department and sales department.

Related Transactions and Relationships

      None of the New Officers hold any other directorships with reporting companies in the United States. There are no family relationships between any of the New Officers.

      During the last two years, there have been no transactions, or proposed transactions, to which our Company was or is to be a party, in which any of the New Officers (or any member of their respective immediate families) had or is to have a direct or indirect material interest.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                MY QUOTE ZONE, INC.


DATE: August 31, 2007                           By: /s/ Hui Ping Cheng
                                                ----------------------
                                                Name:    Hui Ping Cheng
                                                Title:   Chief Executive Officer